Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR THIRD QUARTER FISCAL 2017

OVERLAND PARK, Kan., June 9, 2017 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today announced financial results for its third fiscal quarter ended April 30, 2017. The Company reported net earnings attributable to Ferrellgas Partners, L.P. of $6.5 million, compared to net earnings of $18.7 million for the same period in 2016.

Adjusted EBITDA was $76.8 million compared to $108.0 million in the prior year period primarily due to decreased contributions from the midstream operations segment.

“Weather for the third fiscal quarter was 2.7% warmer than last year, but more importantly 19.5% warmer than normal,” said James E. Ferrell, the Company’s interim President and Chief Executive Officer. “Our retail gallons were consistent with those of the prior year on a weather adjusted basis, but overall margins were lower than the prior year period due to customer mix.”

Mr. Ferrell continued, “Further, we continue to move forward with plans to drive growth and improve results at Blue Rhino and are analyzing ways to become more operationally efficient.”

Propane gallons sold were 212.2 million gallons, compared to 223.4 million gallons in the prior year quarter. Operating income generated by the propane operations and related equipment sales segment was $67.1 million, compared to $78.7 million in the prior year period.

During the third fiscal quarter the Company executed an amendment to its secured credit facility to address leverage and interest coverage ratios and to right size the facility. Mr. Ferrell added, “We were pleased to be able to adjust our leverage ratio to 7.75x and our interest coverage ratio to 1.75x through the quarter ending April 2018 and to right size the facility from $700 million to $575 million. With this amendment behind us we can concentrate our efforts on reducing our debt with the goal of returning to a leverage ratio of 4.5x or lower.” At the end of the third fiscal quarter, the Company’s leverage ratio was 6.45x, which was significantly lower than the 7.75x limit allowed under its secured credit facility and accounts receivable securitization facility, both as amended in April 2017.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 28, 2016. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,”

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“strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. Forward-looking statements, include, but are not limited to: Ferrellgas’ debt reduction plans, Ferrellgas’ leverage ratio reduction plans, statements regarding future unitholder returns, growth and improved results, plans to increase the utilization of certain assets, the anticipated impact of Ferrellgas’ actions on its balance sheet and liquidity position, and the anticipated impact of Ferrellgas’ leadership changes. While Ferrellgas believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: risks related to Ferrellgas’ ability to generate sufficient cash flow to pay distributions, to make payments on its debt obligations and to execute its business plan; Ferrellgas’ ability to access funds on acceptable terms, if at all, because of the terms and conditions governing its indebtedness or otherwise; local, regional and national economic conditions and the impact they may have on Ferrellgas and its customers; the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; the termination or non-renewal of certain arrangements or agreements; adverse changes in our relationships with our national propane customers; significant delays in the collection of, or uncollectibility of, accounts or notes receivable; the financial condition of Ferrellgas’ customers; and the failure of any customer to perform its contractual obligations. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2016, the Form 10-Q of these entities for the fiscal quarter ended April 30, 2017, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, Ferrellgas undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com, 913-661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com, 913-661-1833

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FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except unit data)
(unaudited)

	April 30, 2017	July 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$9,506	$4,965
Accounts and notes receivable, net (including $143,337 and $106,464 of accounts receivable pledged as collateral at April 30, 2017 and July 31, 2016, respectively)	208,529	149,583
Inventories	92,757	90,594
Prepaid expenses and other current assets	30,563	39,973
Total Current Assets	341,355	285,115

Property, plant and equipment, net	743,508	774,680
Goodwill, net	256,103	256,103
Intangible assets, net	259,286	280,185
Other assets, net	79,017	87,223
Total Assets	$1,679,269	$1,683,306
LIABILITIES AND PARTNERS’ DEFICIT
Current Liabilities:
Accounts payable	$86,646	$67,928
Short-term borrowings	38,389	101,291
Collateralized note payable	91,000	64,000
Other current liabilities	151,473	128,958
Total Current Liabilities	367,508	362,177

Long-term debt (a)	1,984,218	1,941,335
Other liabilities	31,029	31,574
Contingencies and commitments

Partners’ Deficit:
Common unitholders (97,152,665 and 98,002,665 units outstanding at April 30, 2017 and July 31, 2016)	(639,881)	(570,754)
General partner unitholder (989,926 and 989,926 units outstanding at April 30, 2017 and July 31, 2016)	(66,372)	(65,835)
Accumulated other comprehensive income (loss)	6,086	(10,468)
Total Ferrellgas Partners, L.P. Partners’ Deficit	(700,167)	(647,057)
Noncontrolling Interest	(3,319)	(4,723)
Total Partners’ Deficit	(703,486)	(651,780)
Total Liabilities and Partners’ Deficit	$1,679,269	$1,683,306

(a)         The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2017	2016	2017	2016	2017	2016
Revenues:
Propane and other gas liquids sales	$369,437	$338,929	$1,049,211	$961,086	$1,290,493	$1,217,207
Midstream operations	126,676	105,424	331,507	487,427	469,318	574,254
Other	41,996	65,119	116,183	181,343	146,601	220,906
Total revenues	538,109	509,472	1,496,901	1,629,856	1,906,412	2,012,367

Cost of sales:
Propane and other gas liquids sales	197,487	152,261	551,728	448,841	667,320	576,875
Midstream operations	118,767	71,852	300,433	373,899	397,768	444,425
Other	20,810	41,203	53,213	111,425	68,025	134,450

Gross profit	201,045	244,156	591,527	695,691	773,299	856,617

Operating expense	104,773	115,140	322,274	346,584	433,600	461,953
Depreciation and amortization expense	25,737	38,352	77,546	112,698	115,361	140,701
General and administrative expense	9,978	12,354	33,889	36,656	45,812	63,386
Equipment lease expense	7,270	7,244	22,035	21,554	29,314	28,153
Non-cash employee stock ownership plan compensation charge	4,697	9,978	11,396	18,375	20,616	26,360
Non-cash stock-based compensation charge (a)	—	1,091	3,298	6,757	5,865	13,038
Asset impairments	—	—	—	29,316	628,802	29,316
Loss on asset sales and disposal	2,393	5,779	8,861	23,220	16,476	25,741

Operating income (loss)	46,197	54,218	112,228	100,531	(522,547)	67,969

Interest expense	(39,860)	(34,371)	(112,107)	(102,889)	(147,155)	(131,488)
Other income (expense), net	162	331	1,433	(89)	1,632	(24)

Earnings (loss) before income taxes	6,499	20,178	1,554	(2,447)	(668,070)	(63,543)

Income tax expense (benefit)	(192)	1,260	(194)	1,446	(1,676)	(317)

Net earnings (loss)	6,691	18,918	1,748	(3,893)	(666,394)	(63,226)

Net earnings (loss) attributable to noncontrolling interest (b)	155	233	187	88	(6,521)	(470)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	6,536	18,685	1,561	(3,981)	(659,873)	(62,756)

Less: General partner’s interest in net earnings (loss)	66	187	16	(40)	(6,599)	(628)

Common unitholders’ interest in net earnings (loss)	$6,470	$18,498	$1,545	$(3,941)	$(653,274)	$(62,128)

Earnings (loss) Per Common Unit
Basic and diluted net loss per common unitholders’ interest	$0.07	$0.19	$0.02	$(0.04)	$(6.70)	$(0.64)

Weighted average common units outstanding - basic	97,152.7	98,002.7	97,255.4	98,911.2	97,443.7	96,899.5

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Nine months ended		Twelve months ended
	April 30		April 30		April 30
	2017	2016	2017	2016	2017	2016

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$6,536	$18,685	$1,561	$(3,981)	$(659,873)	$(62,756)
Income tax expense (benefit)	(192)	1,260	(194)	1,446	(1,676)	(317)
Interest expense	39,860	34,371	112,107	102,889	147,155	131,488
Depreciation and amortization expense	25,737	38,352	77,546	112,698	115,361	140,701
EBITDA	71,941	92,668	191,020	213,052	(399,033)	209,116
Non-cash employee stock ownership plan compensation charge	4,697	9,978	11,396	18,375	20,616	26,360
Non-cash stock - based compensation charge (a)	—	1,091	3,298	6,757	5,865	13,038
Asset impairments	—	—	—	29,316	628,802	29,316
Loss on asset sales and disposal	2,393	5,779	8,861	23,220	16,476	25,741
Other (income) expense, net	(162)	(331)	(1,433)	89	(1,632)	24
Change in fair value of contingent consideration (included in operating expense)	—	—	—	(100)	—	(100)
Severance costs $414 and $542 included in operating expense for the nine and twelve months ended period April 30, 2017 and $1,545 included in general and administrative expense for both the nine and twelve months ended April 30, 2017. Also includes $396, $1,201 and $1,201 in operating expense for the three, nine and twelve months ended April 30, 2016 and $73, $124 and $124 in general and administrative expense for the three, nine and twelve months ended April 31, 2016.	—	469	1,959	1,325	2,087	1,325
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives not designated as hedging instruments $(227), $(3,238) and $(3,245) included in operating expense for the three, nine and twelve months ended April 30, 2017 and $(3,142), $1,592 and $5,613 for the three, nine and twelve months ended April 30, 2016. Also includes $(2,007), $(1,211) and $(3,060) included in cost of sales for the three, nine and twelve months ended April 30, 2017, respectively, and $1,227, $1,401 and $1,401 for each of the three, nine and twelve months ended April 30, 2016.	(2,234)	(1,915)	(4,449)	2,993	(6,305)	7,014
Acquisition and transition expenses (included in general and administrative expense)	—	14	—	99	—	16,472
Net earnings (loss) attributable to noncontrolling interest (b)	155	233	187	88	(6,521)	(470)
Adjusted EBITDA (c)	76,790	107,986	210,839	295,214	260,355	327,836
Net cash interest expense (d)	(37,140)	(32,849)	(105,470)	(99,256)	(139,074)	(126,807)
Maintenance capital expenditures (e)	(3,442)	(4,159)	(10,518)	(13,588)	(14,067)	(18,337)
Cash paid for taxes	(2)	(427)	(28)	(432)	(373)	(811)
Proceeds from asset sales	130	3,096	4,163	5,972	4,214	7,817
Distributable cash flow attributable to equity investors (f)	36,336	73,647	98,986	187,910	111,055	189,698
Distributable cash flow attributable to general partner and non-controlling interest	727	1,473	1,980	3,758	2,222	3,793
Distributable cash flow attributable to common unitholders (g)	35,609	72,174	97,006	184,152	108,833	185,905
Less: Distributions paid to common unitholders	9,715	50,267	69,221	151,933	119,407	193,292
Distributable cash flow excess/(shortage)	$25,894	$21,907	$27,785	$32,219	$(10,574)	$(7,387)

Propane gallons sales
Retail - Sales to End Users	160,326	164,713	473,094	465,146	560,719	555,201
Wholesale - Sales to Resellers	51,891	58,645	170,033	169,992	226,162	228,989
Total propane gallons sales	212,217	223,358	643,127	635,138	786,881	784,190

Midstream operations barrels
Salt water volume processed	4,635	4,024	12,340	12,980	15,903	16,781
Crude oil hauled	12,280	16,215	36,549	64,824	51,136	75,271
Crude oil sold	2,110	1,810	5,228	4,969	7,119	5,496

(a)         Non-cash stock-based compensation charges consist of the following:

	Three months ended		Six months ended		Twelve months ended
	April 30		April 30		April 30
	2017	2016	2017	2016	2017	2016
Operating expense	$—	$131	$661	$883	$1,046	$1,825
General and administrative expense	—	960	2,637	5,874	4,819	11,213
Total	$—	$1,091	$3,298	$6,757	$5,865	$13,038

(b)         Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)          Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, asset impairments, loss on asset sales and disposal, other (income) expense, net, change in fair value of contingent consideration, severance costs, unrealized (non-cash) losses (gains) on changes in fair value of derivatives not designated as hedging instruments, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)         Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)          Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)           Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures, and cash paid for taxes, plus proceeds from asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow  attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)          Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to common unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.